Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints Sara Shindel, signing singly, his true and lawful attorney-in-fact, to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Lifetime Brands, Inc.
(the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder; and

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such Forms with the United States Securities and Exchange Commission and any other authority.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby ratifies and confirms that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that (i) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in her discretion on information provided to such attorney-in-fact without independent verification of such information; and (ii) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any obligation or liability of the undersigned for profit disgorgement as provided in
Section 16(b) of the Exchange Act.

This power of attorney shall expire on the date the undersigned shall no longer be required to file reports under Section 16(a) of the Securities Exchange Act of 1934, unless earlier revoked by the undersigned or the attorney-in-fact, as applicable, in a signed writing delivered to either the foregoing attorney-in-fact, or the undersigned, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of April, 2016.


/s/ Daniel Siegel
Daniel Siegel

STATE OF New York)
                 )      ss.:
COUNTY OF Suffolk)

I,Diane Weill, a Notary Public of the aforesaid County and State, do hereby certify that Daniel Siegel personally appeared before me this day and acknowledged that he is the individual who signed the aforesaid Power of Attorney as his free act and deed.

WITNESS MY HAND AND OFFICIAL SEAL this 13 day of April, 2016.

                                                /s/ Diane Weill
                                                Notary Public